UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 16, 2006

AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85248
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
As disclosed in a press release issued on July 26, 2006 and in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 9, 2006, the board of directors (the “Board”) of Amkor Technology, Inc. (the “Company”) has established a special committee (the “Special Committee”) to conduct a review of the Company’s historical stock option grant practices. The Special Committee is reviewing (the “Special Committee Review”) the periods commencing with the Company’s initial public offering in 1998 through the present. This review by the Special Committee, which is being assisted by independent outside legal counsel, has not yet been completed, and the Special Committee has not reached any preliminary or final findings.
Although this review is ongoing, in the course of furnishing information to the Special Committee, the Company has identified a number of occasions on which the measurement date used for financial accounting and reporting purposes for option awards granted to certain employees of the Company was different from the actual grant date. Under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”) the Company should have recorded compensation expense for the difference in the values between these two dates, over their original vesting periods. In order to correct these accounting errors, the Company expects to record additional non-cash, stock-based compensation expense related to these options in fiscal years 1998 through 2005 and the first quarter of 2006. As a result, on August 15, 2006, the Board’s audit committee (the “Audit Committee”) concluded, in consultation with management, that the range of potential adjustments resulting from the Company’s internal review would likely be material to the most recent financial statements and possibly to prior periods resulting in a restatement of the Company’s previously issued financial statements, including those contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, the Company's Quarterly Reports on Form 10-Q filed during 2005, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. Accordingly, these financial statements should no longer be relied upon. The Company intends to file its restated financial statements as soon as practicable. The Company has not completed its assessment of the amount or effect of any such adjustments. Any additional non-cash, stock-based compensation expense, would have the effect of decreasing income from operations, net income, and net income per share (basic and diluted) in periods in which the Company reported a profit, and increasing loss from operations, net loss, and net loss per share in periods in which the Company reported a loss. The Company may also be required to record income tax charges associated with increase taxes arising from the adjustments and expects that expenses arising from the Special Committee Review, the restatement and related activities will be significant. In addition to assessing the impact on its previously issued financial statements, management is assessing the impact of the restatement on the Company’s internal control over financial reporting as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and management’s evaluation of the effectiveness of disclosure controls and procedures included in the annual report and the Company’s Quarterly Reports on Form 10-Q for the periods affected. If the restatement is determined to represent a material weakness, management will conclude that the Company’s internal control over financial reporting was not effective as of December 31, 2005. The Special Committee Review is ongoing and additional accounting errors related to the Company’s stock option grant practices may be identified. The Company and the Audit Committee discussed the matters disclosed in this Item 4.02(a) with the Company’s independent registered public accounting firm.
The press release issued by the Company on August 16, 2006 announcing the expected restatement is attached hereto as Exhibit 99.1 and is incorporated in this Item 4.02 by reference.

Item 9.01 Financial Statements and Exhibits
(d)	Exhibits:
99.1	Press Release of Amkor Technology, Inc. dated August 16, 2006 announcing an expected restatement.
This Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements regarding the review to be conducted by the Special Committee, the Company’s intent to restate its financial statements and the Company’s intent to file the restated financial statements as soon as practicable. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from those suggested by the forward-looking statements. Important factors that could cause actual results to differ materially include: the results and findings of the Special Committee Review; the impact, if any, of such results or findings on the financial statements of the Company; the amount or materiality of any additional compensation expense; the effect on the Company’s financial condition and results of operations; the Company’s ability to file required reports with the SEC on a timely basis; impairment of the Company’s ability to meet the requirements of the Nasdaq Stock Market for continued listing of the Company’s shares; the expenses related to the Special Committee Review and restatement of the Company’s financial statements; and risks of litigation and governmental or other regulatory inquiry or proceedings arising out of or related to the Company’s historical stock option practices. Therefore, any forward-looking statements in this Form 8-K should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2006	Amkor Technology, Inc.
/s/ Kenneth T. Joyce
Kenneth T. Joyce
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
99.1	Press Release of Amkor Technology, Inc. dated August 16, 2006 announcing an expected restatement.